                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 of our reports dated January 30, 1998, as identified on the index to financial statements included as
Item 8 of PIMCO Advisors Holdings L.P.'s 1997 Annual Report on Form 10-K (Form 10-K) which appear in such Form 10-K. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Los Angeles, California
May 18, 1998